SUB-ITEM 77I

MFS Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Limited Maturity Fund and MFS Research Bond Fund, each a series of MFS Series Trust IX, re-designated class R shares as class R1 shares and established a new class of shares, class R2 shares, as described in the prospectus supplement contained in Post-Effective Amendment No. 50 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.